Exhibit 21.1

    Name of Subsidiary               Doing Business As (Name)         State of Incorporation

PHC, Inc.                            Pioneer Behavioral Health               Massachusetts
                                     PDS2                                    Massachusetts
                                     Pioneer Recovery Systems                Massachusetts

PHC of Utah, Inc.                    Highland Ridge Hospital                 Massachusetts
                                     Wellplace                               Massachusetts

PHC of Virginia, Inc.                Mount Regis Center                      Massachusetts
                                     Changes

PHC of Michigan, Inc.                Harbor Oaks Hospital                    Massachusetts
                                     Pioneer Healthcare of Michigan          Massachusetts
                                     Wellplace Call Center                   Massachusetts
                                     Detroit Behavioral Institute            Massachusetts

PHC of Nevada, Inc.                  Harmony Healthcare                      Massachusetts
Harmony Behavioral Healthcare                                                Nevada

Northpoint-Pioneer, Inc.             Pioneer Counseling Center               Massachusetts
                                     Pioneer Healthcare of Michigan          Massachusetts
                                     Pioneer Pharmaceutical Research         Massachusetts

PHC of Kansas, Inc.                  Total Concept, EAP                      Massachusetts

Pioneer Counseling of Virginia,
   Inc.                              Counseling Associates of Virginia       Massachusetts

BSC-NY, Inc.                         Behavioral Stress Center                New York

Professional Health Associates,
   Inc.                                                                      New York

Behavioral Health Online             BehavioralHealthOnLine.com              Massachusetts
                                     Wellplace

Detroit Behavioral Institute, Inc.                                           Massachusetts

Wellplace, Inc.                                                              Massachusetts

Pivotal Research Centers, Inc.          Pivotal Research Centers             Delaware
                                        Pivotal Research Centers, LLC

